Exhibit 99.1

Civitas Resources Adds Accretive Bolt-on in Permian Basin

Acquisition increases Free Cash Flow and balances portfolio between Permian and DJ Basins

Denver (October 4, 2023) – Civitas Resources (NYSE: CIVI) (“Civitas”) today signed an agreement with Vencer Energy (“Vencer”), a Vitol investment, to acquire oil producing assets in the Midland Basin of west Texas for a total consideration of approximately $2.1 billion, subject to customary terms, conditions, and closing price adjustments (the “Acquisition”). The Acquisition is expected to close in January 2024 with an effective date of January 1, 2024.

Civitas plans to hold a conference call to discuss the Acquisition at 7:00 a.m. MDT (9:00 a.m. EDT) on October 4, 2023. Participation details are included within this release. Additional details are available in a new slide deck, which can be found at www.civitasresources.com.

Highlights

•	Attractively priced and immediately accretive to Free Cash Flow per share: The Acquisition is attractively priced at 2.8x 2024 estimated Adjusted EBITDAX at $80/Bbl NYMEX WTI and $3.50/MMBtu NYMEX Henry Hub, which compares favorably to recent transactions in the Permian Basin. Approximately 80% of the purchase price is underwritten by the value of proved developed and proved developed non-producing reserves, with significant upside in future developments. The Acquisition is expected to deliver an estimated 5% uplift to Free Cash Flow per share in 2024. Pro forma, Civitas expects to generate approximately $1.8 billion of Free Cash Flow in 2024 at $80/Bbl and $3.50/MMBtu.

•	Increases Permian Basin scale, balancing Civitas’ portfolio between premium Permian and DJ positions: The Acquisition will add approximately 44,000 net acres in the Midland Basin and current production of approximately 62 Mboe/d (approximately 50% oil). Pro forma for the Acquisition, Civitas’ 2024 estimated Permian production is expected to be about 170 Mboe/d (approximately 50% oil).

Pro forma for the Acquisition, Civitas expects that its 2024 total company production will be 325 – 345 Mboe/d and total capital expenditures will be $1.95 – $2.25 billion.

•	Adds premium, low breakeven oil inventory in the Midland Basin: The Acquisition will add an estimated 400 gross development locations located primarily in the Spraberry and Wolfcamp formations. Approximately 40% of the new locations have an estimated IRR of more than 40% at $70/Bbl WTI. Pro forma for the Acquisition, Civitas will have more than 1,200 high-quality oil development locations in the Permian Basin.

•	Maintains peer-leading shareholder return program, strengthens capital structure: Higher cash flow will benefit shareholders through Civitas’ existing variable dividend framework. Civitas expects its Net Debt/Adjusted EBITDAX leverage ratio to be approximately 1.1x at closing and improve to approximately 0.9x at year-end 2024 at $80/Bbl NYMEX WTI and $3.50/MMBtu NYMEX Henry Hub. Civitas intends to optimize its asset portfolio through non-core asset sales, including its previously announced plans to sell approximately $300 million in non-core assets in the DJ Basin by mid-2024, with proceeds allocated to debt reduction.

“This was a unique opportunity to capture high-quality oil assets at a very attractive price,” said Chris Doyle, Civitas President & CEO. “In recent months, we have created a quality, scaled position in the heart of the Permian Basin. We continue to advance our strategic pillars by adding premium inventory, increasing Free Cash Flow, and delivering the industry’s best cash returns to shareholders. Upon closing, our portfolio will be balanced between the Permian and DJ basins, which reduces operational risk and makes us a stronger and more sustainable enterprise.”

Financing

Total consideration for the Acquisition is approximately $2.1 billion, consisting of approximately 7.3 million shares of common stock to be issued to Vencer and $1.55 billion of cash, of which $1 billion will be due at closing. The remaining $550 million will be payable on January 3, 2025. Civitas has the option to accelerate the deferred cash payment to the closing of the Acquisition, which would lower the total purchase price by $50 million to $2.05 billion. Civitas plans to fund the cash portion of the purchase price with a combination of debt and equity financings.

Outlook

With three producing basins, Civitas will have the ability to flex capital investments and activity levels between assets to maximize returns, ensure desired outcomes, and mitigate potential operational and timing risks. Civitas’ updated outlook for 2024, incorporating the positive impacts of the Acquisition, is shown below (due to the timing of closing in early 2024, previously provided 2023 guidance remains unchanged).

	Civitas Prior 2024	Vencer 2024(1)	Civitas Pro Forma 2024 Combined(1)
Total Production (Mboe/d)	270 - 290	50 – 60	325 – 345
Oil Production (Mboe/d)	130 - 140	23 – 28	155 – 165
% Liquids	71 - 74%	73 − 75%	71 − 74%
Capital Expenditures ($MM)	$1,600 - $1,800	$350 − $450	$1,950 − $2,250

(1) Assumes an estimated close date of January 1, 2024.

Advisors

BofA Securities is serving as lead financial advisor and J.P. Morgan Securities LLC and RBC Capital Markets are also providing financial advice. Kirkland & Ellis is serving as legal advisor, and DrivePath Advisors is serving as communication advisor for Civitas.

Vencer was advised by Latham & Watkins LLP.

Conference Call Information

Civitas plans to host a conference call to discuss the Acquisition at 7:00 a.m. MDT (9:00 a.m. EDT) on October 4, 2023. To participate in the call, please dial toll free (888) 510-2535 or (646) 960-0342 and use Conference ID 4872770. A live webcast will be available on the Investor Relations section of Civitas’ website at www.civitasresources.com.

About Civitas Resources, Inc.

Civitas Resources, Inc. is an independent, domestic oil and gas producer focused on development of its premier assets in the Denver-Julesburg (“DJ”) and Permian Basins. Civitas has a proven business model combining capital discipline, a strong balance sheet, cash flow generation and sustainable cash returns to shareholders. Civitas employs leading ESG practices and was Colorado’s first carbon neutral oil and gas producer. For more information about Civitas, please visit www.civitasresources.com.

About Vitol

Vitol is a leader in the energy sector with a presence across the spectrum: from oil to power, renewables and carbon. Vitol trades 7.4 million barrels per day of crude oil and products, and charters around 6,000 sea voyages every year.

Vitol's counterparties include national oil companies, multinationals, leading industrial companies and utilities. Founded in Rotterdam in 1966, today Vitol operates from some 40 offices worldwide and is invested in energy assets globally including: 17 m m3 of storage globally, roughly 500 k b/d of refining capacity, over 7,000 service stations and a growing portfolio of transitional and renewable energy assets. Revenues in 2022 were $505 billion. For more information about Vitol, please visit www.vitol.com.

Forward-Looking Statements and Cautionary Statements

Certain statements in this press release concerning future opportunities for Civitas, future financial performance and condition, guidance and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, returns to shareholders assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Civitas’ plans and expectations with respect to the Acquisition and the anticipated impact of the Acquisition on Civitas’ results of operations, financial position, growth opportunities, reserve estimates and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, Civitas’ future financial condition, results of operations, strategy and plans; the ability of Civitas to realize anticipated synergies related to the Acquisition in the timeframe expected or at all; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; and the risks of oil and gas activities. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include: declines or volatility in the prices we receive for our oil, natural gas, and natural gas liquids; general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, including any future economic downturn, the impact of continued or further inflation, disruption in the financial markets and the availability of credit on acceptable terms; our ability to identify and select possible additional acquisition and disposition opportunities; the effects of disruption of our operations or excess supply of oil and natural gas due to world health events and the actions by certain oil and natural gas producing countries including Russia; the continuing effects of the COVID-19 pandemic, including any recurrence or the worsening thereof; the ability of our customers to meet their obligations to us; our access to capital on acceptable terms; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; our ability to pursue potential capital management activities such as share repurchases, paying dividends at their current level or at all, or additional mechanisms to return excess capital to shareholders; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental, health and safety regulation and regulations addressing climate change); environmental, health and safety risks; seasonal weather conditions, as well as severe weather and other natural events caused by climate change; lease stipulations; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; operational interruption of centralized oil and natural gas processing facilities; competition in the oil and natural gas industry; management’s ability to execute our plans to meet our goals; unforeseen difficulties encountered in operating in new geographic areas; our ability to attract and retain key members of our senior management and key technical employees; our ability to maintain effective internal controls; access to adequate gathering systems and pipeline take-away capacity; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; costs and other risks associated with perfecting title for mineral rights in some of our properties; political conditions in or affecting other producing countries, including conflicts in or relating to the Middle East, South America and Russia (including the current events involving Russia and Ukraine), and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission filings. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Civitas does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP financial measures. The non-GAAP financial measures include Net Debt, Adjusted EBITDAX, Free Cash Flow and related calculations. We believe the non-GAAP financial measures provide users of our financial information with additional meaningful comparisons between the current results and results of prior periods, as well as comparisons with peer companies. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative or superior to GAAP measures. You should be aware that our presentation of these measures may not be comparable to similarly-titled measures used by other companies.

For further information, please contact:

Investor Relations:

John Wren, ir@civiresources.com

Media:

Rich Coolidge, info@civiresources.com